L E A S E


     LEASE, made the _24th day of February, 2005, between ENVIROKARE COMPOSITE CORPORATION, a Delaware corporation with offices at 5850 T.G. Lee Boulevard, Suite 535, Orlando, Florida 32822, its successors and assigns (hereinafter called Landlord) and LRM INDUSTRIES, LLC, a Delaware Limited Liability Company with an address of 7400 SR 46, Mims, Florida 32754 (hereinafter collectively called Tenant).

                               W I T N E S E T H:


                                    ARTICLE I
                                DEMISED PREMISES

That in consideration of the rents and covenants herein provided and contained on the part of the Tenant to be paid, performed and observed, the Landlord does hereby demise and lease unto the Tenant the following described premises:

The Easterly 264 feet of the SE 1/4 of the SE 1/4 of the NE 1/4 as measured in a line parallel to and 264 feet West of the Easterly boundary line of the SE 1/4 of the SE 1/4 of the NE 1/4 , less and except State Road, all in Section 18, Township 21 South, Range 34 East Brevard County, Florida and as described in Official Records Book 3620, page 0194 Public Records of Brevard County, Florida. All less and except that portion currently subject to a cellular tower lease and access thereto.


                                   ARTICLE II
                        TERM OF LEASE AND OPTION TO RENEW

     2.1 Initial Term. The term of this Lease shall commence ___________, 2005 (Lease Commencement Date) and expire 2 years from the Lease Commencement Date.

     2.2 Renewal. Provided that Tenant shall not be in default under the Lease and provided Tenant shall have well and faithfully performed in a timely manner all of the terms, covenants, and conditions on Tenant's part to be performed under the Lease, the Tenant shall have the option to renew its Lease for one additional two (2) year period ("Renewal Term") upon the same terms and conditions, except for the renewal rent schedule set out below. Tenant shall exercise said renewal by giving the Landlord notice of its intention to do so by certified mail, return receipt requested, no later than three (3) months prior to the end of the original term of the lease. The date of the commencement of the Renewal Term shall be the day after the expiration of the initial term of the Lease. Time shall be of the essence with respect to such renewal notice.

                                   ARTICLE III
                                      RENT

     3.1 Base Rent. Tenant agrees to pay to Landlord at the offices of the Landlord, or at such other place designated by Landlord, without any prior demand therefore, and without any deduction or set-off whatsoever, an annual rental during the term of this Lease and any Renewal Term as follows:

     3.1.1 Base Rent. Subject to the provisions hereof, during the first twenty-four (24) months of the lease term an annual base rent of $84,000 payable in equal monthly installments of $7,000 in advance, on the first day of each month during said lease term.

     3.1.2 Renewal Rent. Basic annual rent shall be $91,200 for the renewal period payable in equal monthly installments of $7,600 during the renewal period.

     3.2 Net Rental. The annual base rent as set forth above, shall be net to Landlord during the original term and during the Renewal Term and all costs, expenses and obligations of any nature whatsoever relating to the Demised Premises or any improvements thereon, except for real property taxes as provided below, which may arise or become due during the term and Renewal Term of the Lease, shall be paid by Tenant, even if they are not expressly set out as Tenant's obligations in subsequent sections of this Lease.

     3.3 Additional Rent. The Tenant shall pay as additional rent any money other than Base Rent required to be paid by Tenant under this Lease, whether or not the same be designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

     3.4 Late Payment Penalty and Interest. If Tenant shall fail to pay, when the same is due and payable or within the ten (10) days thereafter, any rent or any additional rent, or any amounts or charges of the character described herein, Tenant shall pay to Landlord a late charge equal to five percent (5%) of any such late payment and shall pay interest on the unpaid balance at the rate of twelve percent (12%) per annum from the date the charges became due until it is paid in full.


                                   ARTICLE IV
             REPAIRS, MAINTENANCE, LANDLORD CONTROL AND ALTERATIONS

     4.1 Repairs and Maintenance ("R and M") by Tenant. Tenant shall be solely responsible for internal and external repair and maintenance of the Demised Premises, including without limitation, the heating, ventilating, air conditioning, mechanical, electrical, elevator, and plumbing systems, structural roof, walls, roof, and exterior walls and the fixtures and appurtenances of the Demised Premises and the related parking areas and facilities, access roads, driveways, retaining walls, sidewalks, walkways, loading docks, delivery and pick-up areas, landscaped areas, exterior lighting facilities, comfort stations and public washrooms, (if any). Such Repairs and maintenance shall be as and when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of the tenant, its agents, employees, invitees, visitors, or contractors. Tenant shall be responsible for all such costs which are collectively referred to herein as "R and M". But repaving of Parking Areas and other replacements of improvements in external areas so as to maintain them in good repair shall be considered R and M. R and M shall include all costs and expenses of every kind and nature in operating, policing, protecting, securing, managing, equipping, lighting, repairing, providing general signage, repaving, replacing, and maintaining the Demised Premises including, but not limited to, the cost and expenses of:

     4.1.1 Operating, maintaining, repairing, lighting, cleaning, sweeping, painting, resurfacing and striping of and removing water and debris and removing garbage and trash from the Demised Premises;

     4.1.2 Exterior maintenance, replanting and replacing of flower, shrubbery, plants, trees and other landscaping, and all water used to irrigate and water flowers, shrubbery, plants, trees and other landscaping located in or on the Demised Premises;

     4.1.3 Maintenance of smoke detectors and fire protection equipment;

     4.1.4 The cost of electricity, and other utilities used with respect to the Demised Premises and public areas including, but not limited to, electricity for lighting the parking facilities, loading areas, and entrance/exit areas;

     4.1.5 Personnel or services, including, without limitation, security and maintenance;

     4.2 Failure of Tenant to Properly Maintain. In the event that Tenant does not adequately maintain the Demised Premises or any part thereof, as determined in the reasonable discretion of the Landlord, after notice to Tenant and a right to cure within 30 days after such notice Landlord may take over the maintenance, in part or in full, and charge tenant for such services. (However, if Tenant initiates such cure within said 30 days and is diligently proceeding to complete the cure, but due to the nature of the problem the work cannot be completed within such 30 day period, Tenant shall have such additional time as is necessary up to a maximum of 90 days. However, such 90 day period shall be extended for force majeure. In such case, Tenant shall pay Landlord's management fees in an amount equal to five percent (5%) of the gross annual rent from Tenant. Furthermore, Landlord may cause any or all maintenance services for the Demised Premises to be provided by an independent contractor or contractors or other parties. Tenant shall pay to Landlord, as Additional Rent, R and M costs incurred by Landlord for each calendar year. The additional rent provided to be paid by Tenant in this Section shall be a monthly charge equal to one-twelfth (1/12th) of Landlord's estimate of the total R and M as determined for each lease year adopted by Landlord for such purpose, and shall be payable in equal monthly installments in advance on the first of each month without any prior demand therefore from Landlord and without any deduction or set-off whatsoever. This Additional Rent for R and M shall be due and payable five (5) business days from receipt of a bill. As soon as reasonably possible following the end of each calendar year, Landlord shall furnish Tenant a statement covering such calendar year just expired in reasonable detail (with copies of invoices and proof of payment upon request of Tenant), showing the R and M for such lease year and the payments made by Tenant with respect to such lease year as set forth above. If R and M is less than Tenant's payments so made, Landlord shall refund the difference to Tenant within thirty (30) days after Tenant's receipt of such statement. If R and M, however, is greater than Tenant's payments, Tenant shall pay Landlord the difference as Additional Rent within thirty (30) days after receipt of such statement.

     4.3 Repair of Damage. The Tenant also agrees, at its own expense, to immediately repair any damages to the Demised Premises caused by the operation of its business on or about the Demised Premises, including, without limitation, any damage to the parking areas caused by the operation (including without limitation, the driving, loading or unloading) of delivery vans, trucks, carts or vehicles of any sort servicing Tenant's business or the Demised Premises. Failure to repair same within thirty (30) days after notice from Landlord will permit Landlord to remedy the damage and to demand immediate payment from Tenant for the cost of said remediation. If Tenant does not pay Landlord within thirty
(30) days of receipt of the notice of such demand, Landlord may deduct the reasonable cost of such remediation from Tenant's Security Deposit and demand immediate replacement of the Security Deposit up to the original amount posted. Failure to restore Security Deposit upon thirty (30) days' notice after such demand shall be a default under this Lease and Landlord shall have all the default remedies set forth in this Lease.

     4.4 Landlord Control. Landlord may, at any time and from time to time: Upon ten (10) days prior notice, close all or any portion of the parking and access areas to the Demised Premises to make repairs or changes or to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or of the accrual of any rights to any person or to the public therein; close temporarily any or all portions of the said areas to discourage non-tenant parking; and do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents and invitees. Any such closings and improvements by Landlord shall not unreasonably interfere with Tenant's business or reduce the available parking on the Demised Premises by more than 15 spaces closed on such temporary basis.


     4.5 Alteration, Improvements, Changes and Additions by Landlord.

     4.5.1 By Tenant and Reservations to Landlord . Landlord reserves the right to construct other buildings and improvements in the Demised Premises from time to time, to make alterations thereof or additions thereto, to build additional stories thereon, to build adjoining same, to construct additional elevated and/or other parking facilities, and to demolish, alter, renovate, make additions to any buildings an improvements located on the Demised Premises. Tenant shall be permitted to rearrange and renovate interior fit-ups in the core of the building which were installed as part of Tenant's Work (Schedule D) providing such work does not alter or damage the shell and portion of the building constructed by Landlord (Schedule C). In such case Tenant shall provide prior notice to Landlord of all such alterations. Any such remodeling, requested or desired by Tenant, other than Landlord's Work, shall be at Tenant's sole expense. All such work by Tenant shall be done with due diligence, in a good and workmanlike manner, and in compliance with the laws, ordinances, orders rules, regulations, certificates of occupancy or other governmental requirements; Tenant shall provide Landlord with absolute mechanic's lien waiver for all work performed by Tenant, or its agents, contractors and subcontractors and shall keep the Demised Premises free of all liens. If any such mechanic's or materialmen's liens are filed, Tenant shall bond off those liens within 30 days of filing and shall hold Landlord harmless for all costs, including reasonable attorney's fees, actually and reasonably incurred by Landlord with respect to such liens.

     4.5.2 By Landlord to Comply with Laws Tenant agrees that Landlord shall at all times have the right and privilege of making changes, alterations, rearrangements, additions which are a result of any federal, state or local environmental protection or other law, rule, regulation, guideline or order. Nothing described in Exhibit A or B shall limit or prevent Landlord from effecting any changes or alteration to the Demised Premises as described in this Section. Notwithstanding anything set forth above to the contrary, the Landlord shall not make any changes to the Demised Premises which would materially interfere with the Tenant's operation of its business in the Demised Premises.

     4.5.3. Removal at End of Term All alterations, additions, fixtures and improvement, permanent in character, made in or upon the Demised Premises by Tenant, will remain on the Demised Premises without compensation to the Tenant; provided, tenant shall be entitled to remove by the last day of the term, its furnishings, equipment, machinery, and trade fixtures. Tenant will remove the trade fixtures, equipment, machinery and furnishings at Tenant's sole cost and except to the extent expressly waived or requested by Landlord in writing, will restore the Demised Premises to the condition in which it was in before installation of such trade fixtures, equipment, machinery and furnishings, reasonable wear and tear excepted. If Tenant fails to remove such items by the last day of the term, Tenant waives is right to remove same and Landlord may remove and dispose of same without complaint by Tenant and Tenant shall pay all costs reasonably incurred by such removal and disposal.

                                    ARTICLE V
                                REAL ESTATE TAXES

     5.1 The Landlord shall be responsible for and pay any and all real property taxes levied on the demised premises during the lease and any extension thereof. Further provided, that in the event that Tenant makes improvements to or additions to the fixed improvements on the property, and property taxes levied upon the leased premises are increased as a result thereof by an amount equal to or greater than 15% of the taxes paid by the Landlord in the previous year , the tenant shall be liable to the landlord for an amount equal to such increase. Such amount shall be payable within 60 days from the date Tenant is provided with notice by the Landlord of the increase in said taxes.


                                   ARTICLE VI
                       COMPLIANCE WITH ENVIRONMENTAL LAWS,
                           FIRE CODES, AND OTHER LAWS

     6.1 Laws in General. The Tenant, at its sole expense, shall comply with all laws, orders, and regulations of federal, state, and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Landlord or the Tenant with respect to the Demised Premises, including, but not limited to, such as relate to the venting of noxious odors and fumes, cleanliness, safety, occupation and use of said premises and the nature, character and manner of operation of the business conducted in or at the Demised Premises. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements, or additions, and the Landlord, where necessary, will join the Tenant in applying for all such permits or licenses.

     6.2 Environmental Laws - Tenant. Tenant shall comply with all local, state and federal laws and regulations concerning the generation, handling, transportation, and disposal of oil, petroleum products, hazardous waste, hazardous substances, special waste, toxic or hazardous material, and/or biochemical waste and air, water and noise pollution (all as defined under federal or Florida laws and regulations).

     6.3.1 If Tenant intends to generate, produce, store, or create, on the Demised Premises, any oil or petroleum product, anti-freeze or any chemical defined as hazardous waste, hazardous substance, special waste, toxic or hazardous material, and/or biochemical waste by the Department of Environmental Protection of the State of Florida (DEP), or by the Environmental Protection Agency of the Federal Government (EPA), it must submit a plan to said agency or agencies and to the Landlord, prior to occupancy, for the safe handling, storage and use and removal of any such substance. If a permit is required by the DEP or EPA for the generation, use, storage, transportation, and/or removal of such substance, Tenant must obtain and maintain such permit throughout tenancy and shall submit a copy to Landlord prior to occupancy and provide renewals, amendments, cancellations to Landlord during the term of this Lease.

     6.3.2 If there is a "spill" of any  substance  set forth in Section 6.2 and
6.3 above and such spill is caused by Tenant, its agents, employees, or invitees or is related to Tenant's, its agents, employees, or invitees' use of the Demised Premises, such "spill" shall be immediately reported by Tenant to the local fire marshal to the DEP, to the EPA if required, and to the Landlord. Tenant shall take immediate remedial action to contain and clean up such "spill" and shall be solely responsible for all costs of remedial action including, but not limited to, the cost of professional environmental studies and reports, damages to any person or entity, attorneys' fees, clean up, soil removal, monitoring costs, fines and penalties.

     6.3.3 If Tenant does not take immediate remedial action to contain and clean up such "spill", or if Landlord is ordered by the fire marshal, DEP or EPA to take remedial action to contain and clean up such "spill", and after notice to Tenant, Landlord may take all necessary remedial action to contain and clean up such spill, Tenant shall reimburse Landlord for all costs of such remedial action, including, but not limited to, the cost of professional environmental studies, damages to any person or entity, attorneys' fees, soil removal, clean up, monitoring costs, fines and penalties, and interest from the date Landlord incurs each expense until such expense is paid by Tenant at the rate of twelve percent (12%) per annum.

     6.3.4 At the conclusion of the term of this Lease or any modifications, renewals, or extensions thereof, or upon Tenant's sale of its business to a third party, or upon Landlord's mortgaging of the Demised Premises from time to time, or upon Landlord's sale of the Demised Premises to a third party, Tenant shall submit a Negative Declaration and a Certification to Landlord pursuant to the provisions of Florida Law. Said Declaration and Certification shall state that there has been no discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste, toxic waste and/or biochemical waste on the Demised Premises or the grounds, or that any such discharge, spillage, uncontrolled loss, seepage or filtration has been cleaned and removed in accordance with procedures approved by the Commissioner of Environmental Protection of the State of Florida or determined by him to pose no threat to human health or safety or the environment which would warrant containment and removal or other mitigation measures, and that any hazardous waste, toxic or hazardous material, and/or biochemical waste which remains on site is being managed in accordance with Florida Statutes and regulations adopted thereunder, and in accordance with any other State or Federal law or regulation which shall then be applicable. Failure or inability of the Tenant to provide said Declaration and Certification, or the presence of any waste on the Demised Premises contravened by said Declaration and Certification shall entitle the Landlord to recover damages from the Tenant on the basis of strict liability, without regard to fault, for all clean up and removal costs and direct and indirect damages arising therefrom, including reasonable attorney's fees incurred in the enforcement of this Article.

     6.4 Fire Code. Tenant will comply with all applicable fire and building codes in the construction of Tenant's Work and in Tenant's use of the Demised Premises. If, because of the nature of Tenant's operations, the Landlord is required by the fire codes to make modifications or additions to the fire protection or smoke detection system, fire walls, exits, fire escapes or any other fire prevention system, then Tenant agrees to pay for any such modification or addition as additional rent, payable in full upon completion of such modifications and/or additions.

     6.5 Compliance with Laws and Codes. Tenant shall comply with all local, state and federal laws and regulations. If Tenant does not so comply after notice and reasonable time to cure, said failure shall be a default under this Lease and Landlord shall have all the default remedies hereunder for which it is entitled. Landlord represents that, upon occupancy by the Tenant for office space, the Demised Premises will be in compliance with the applicable zoning regulations and that such use is a permitted use subject to the terms of the Special Permit issued by the Brevard County Planning and Zoning Commission for such office use; Landlord will obtain all required permits and approvals except as required for Tenants Work, which shall be the responsibility of the Tenant.

                                   ARTICLE VII
                             USE OF DEMISED PREMISES

     7.1 Use of Demised Premises. Tenant covenants and agrees that throughout the term of this Lease, including any Renewal Term, the Demised Premises shall only be used for those purposes as are allowed under the current zoning classification described in the Brevard County Land Use Plan and for no other purpose.

     7.2 Rules and Regulations. Tenant covenants and agrees that throughout the term of this Lease and any extension or renewal thereof:

     7.2.1 It will not overload, damage or deface the Demised Premises;

     7.2.2 It will vent all noxious and hazardous odors and fumes from its operations, maintain humidity controls, maintain noise levels, and provide safe procedures for the handling and storage of chemicals and other hazardous materials in such a manner so as not to affect or interfere with occupants of other properties adjacent to or within close proximity of the building, and in such a manner so as not to cause damage to the building, the building lot upon which the building is located, and neighboring properties. Tenant shall present plans and specifications for the installation of any vents to Landlord for its written approval prior to installation. If the Tenant fails to comply with this provision, the Landlord may install said ventilation or other controls and charge the Tenant the reasonable costs thereof which the Tenant agrees to pay as additional rent, or at the Landlord's election, the Landlord may terminate this Lease upon thirty (30) days written notice to the Tenant.

     7.2.3 It will place all of its rubbish and waste only in dumpsters provided by Tenant, approved by Landlord; Tenant shall be responsible for the actual costs of removal and/or provision for dumpsters. Tenant will be responsible daily policing and clean-up of all rubbish, waste, and litter deposited by Tenant, its agents, employees, or customers on the Demised Premises so that its business does not present an untidy public appearance. If Tenant fails to provide such adequate daily policing and clean-up, Landlord, at its option, may bill Tenant as Additional Rent the extra costs relating to such policing and clean-up. Tenant shall provide, at Tenant's expense, sufficient and appropriately placed waste receptacles for use by its employees and customers, which receptacles shall be preapproved by Landlord as to type and location and Tenant shall be solely responsible for disposal of contents so that there is no unsightly accumulation of trash in the Demised Premises.

     7.2.4 It will not place or suffer to be placed or maintained on any exterior door, wall or window of the Demised Premises, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Demised Premises without first obtaining Landlord's written approval, which approval shall not be unreasonable withheld. Tenant further agrees to maintain in good condition and repair at all times such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved. Any of said items so installed without such written approval and consent or which are not maintained in good condition and repair may be removed by Landlord at Tenant's expense. Landlord will require signs to be as uniform as possible for the entire Demised Premises. All signage must comply with local zoning regulations.



                                  ARTICLE VIII
                             INDEMNITY AND INSURANCE

     8.1 Tenant to Provide Insurance. Tenant covenants and agrees that it will obtain and maintain during the term of this Lease, at its own expense, "all-Risk" coverage insurance naming the Landlord and the Tenant as insured as their interest may appear. The amount of the insurance will be designated by Landlord no more frequently than once every twelve (12) months, will be set forth on an "agreed amount endorsement" to the policy of insurance, will not be less than the agreed value of the buildings and improvements, and will be subject to arbitration if Landlord and Tenant do not agree with regard to such value. The initial agreed upon value will be $400,000.00. Tenant shall also obtain and maintain general comprehensive public liability insurance (commercial general liability insurance) with responsible companies qualified to do business in Florida which shall insure Landlord and all persons in privity with Landlord, as well as Tenant, against all claims for injuries to persons or for death occurring in or about the Demised Premises, in the amount of at least Two Million Dollars ($2,000,000.00), and against all claims for damages to or loss of property occurring in or about the Demised Premises in the amount of at least One Million Dollars ($1,000,000.00). Tenant shall also provide the following:

     8.1.1 Insurance of Tenant Improvements. Tenant agrees that it will, at its own cost and expense, keep its own Tenant improvements, fixtures, and equipment adequately insured during the term hereof against all loss and casualty, with the usual extended coverage endorsements.

     8.1.2   Worker's   Compensation.   Tenant  shall  also  maintain   worker's
compensation insurance.

     8.1.3 Certificates of Insurance and Notices. Tenant agrees to furnish Landlord and Premises owner with policies or certificates of the insurance described herein prior to the commencement of the term hereof and each renewal policy or certificate thereof at least ten (10) days prior to the expiration of the policy it renews. Each such policy shall provide that the policy may not be materially modified or cancelled with respect to the Landlord's and Premises owner's interest without at least thirty (30) days' prior written notice to the Landlord and Premises owner; all such insurance policies shall name Landlord as an additional insured. All insurance policies will be promptly provided to Landlord and shall contain typical provisions considering the type of insurance, quality and type of building and use of the Demised Premises.

     8.2 Control. Tenant covenants and agrees to assume exclusive control of the Demised Premises, and all tort liabilities incident to the control or leasing thereof, and to save Landlord harmless from all claims or damages arising on account of any injury or damage to any person or property on said Demised Premises, or otherwise resulting from the use and maintenance and occupancy of the Demised Premises or of any thing or facility kept or used thereon, unless such injury or damage is caused by Landlord's negligence or breach of its obligations hereunder; further, Tenant shall save Landlord harmless from any liability on account of any accident or injury to Tenant, or to any of Tenant's servants, employees, agents, visitors, customers, or licensees, or to any person or persons in or about the said Demised Premises. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay on demand all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

     8.3 Limited Liability of Landlord. Landlord shall not be liable for any damage to the Demised Premises, or to any property of the Tenant or of any other person thereon, from water, rain, snow, ice, sewage, toxic substances or waste, steam, gas or electricity which may leak into or issue or flow from any part of the Demised Premises, or from the bursting, breaking, obstruction, leaking or any defect of any of the pipes or plumbing, appliances, or from electric wiring or other fixtures in or on the Demised Premises or any part thereof, or from the street or subsurface, except such damage or injury as may be caused by the negligent act or omission on the part of the Landlord, its agents, servants or employees.

     8.4 Insured Losses. Landlord and Tenant each hereby waive such causes of action either may have or acquire against the other which are occasioned by the negligence of either of them or their employees or agents resulting in the destruction of or damage to real or personal property belonging to the other and located on the Demised Premises which are caused by fire and/or the hazards insured against in an extended coverage endorsement to a standard fire insurance policy approved in the State of Florida Each party to this agreement further agrees to cause any insurance policy covering destruction of or damage to such real or personal property from fire and/or the hazards covered under the aforementioned extended coverage endorsement to contain a waiver of subrogation clause or endorsement under which the insurance company waives its right of subrogation against either party to this agreement in case of destruction of or damage to the aforementioned real or personal property of either such party.


                                   ARTICLE IX
                SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

     9.1 Subordination. Tenant agrees that this Lease is subject and subordinate to any easements relating to the real property of which the Demised Premises is a part, and to the lien of any mortgage granted by Landlord which is now on or which at any time may be made a lien upon the real property of which the Demised Premises is a part. This subordination provision shall be self- operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver promptly, upon request, such further instrument or instruments confirming such subordinations as shall be desired by Landlord or by any easement holder, proposed easement holder, mortgagee or proposed mortgagee; and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments. Landlord will provide non-disturbance agreements from such mortgagees.

     9.2 Estoppel Certificates. Tenant agrees, at any time and from time to time upon not less than ten (10) days' prior written notice by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing (i) certifying that this Lease has not been modified and is in full force and effect (or, if there have been modifications, the specific terms of same), (ii) stating the dates to which the annual rent and Additional Rent have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease, and, if so, specifying each such default, and (iv) stating the name and address to which notice to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by an owner of the Demised Premises, any mortgagee of the real property of which the Demised Premises is a part, or any prospective assignee of any such mortgagee.

     9.3. No liens by Tenant. Tenant shall not mortgage or permit a lien on its leasehold interest.

                                    ARTICLE X
                        DAMAGE BY FIRE OR OTHER CASUALTY

     10.1 General. In the event the Demised Premises shall be damaged or destroyed by reason of fire or any other cause, Tenant will immediately notify Landlord and: a) to the extent such destruction or damage relates to Tenant's Work or alterations of same, Tenant will promptly repair or rebuild the building at Tenant's expense. Landlord and Tenant will apply and make available the net proceeds of any fire or other casualty insurance, after deduction of any costs of collection, including attorneys' fees, for repairing or rebuilding as the same progresses. All such payments shall be subject to the interests of any of Landlord's mortgagees and loss payees with respect to the property and improvements. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. If the proceeds of insurance are paid to the holder of any mortgage or Landlords interest in the Demised Premises, Landlord will make available net proceeds of the insurance in accordance with the provision of this Section. Before beginning repairs or rebuilding, or letting any contracts in connection with repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for the repairs or rebuilding of Tenant's Work. Promptly after receiving Landlord's approval of those plans and specifications, Landlord and Tenant will begin the repairs or rebuilding and will prosecute the repairs or rebuilding to completion with diligence, subject however to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Landlord and Tenant's reasonable control. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Demised
Premises are reoccupied for any purpose. The repairs or rebuilding will be completed free and clear of mechanics' or other liens, and in accordance with the building codes and all applicable laws, ordinance, regulations, or orders of the County of Brevard, or other applicable authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body and any liability insurance company insuring Landlord against liability for accidents related to the Demised Premises. The provisions of this Paragraph are subject to the terms of Paragraph 10.5 below.

     10.2 Landlord's inspection. During the progress of the repairs or rebuilding, Landlord and its architects and engineers may from time to time inspect the building and will be furnished, if required by them, with copies of plans, drawings and specifications relating to the repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects an designers may examine them at all reasonable times. If, during repairs and rebuilding, Landlord and its architects and engineers determine that the repairs and rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims the repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of that notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance according to this Lease will be applicable to any repairs or building under this Article.

     10.3 Landlord's Cost. The charges of any architect or engineer of Landlord employed to pass upon any plans and specifications and to supervise and approve any construction or for any services rendered by the architect or engineer to Landlord as contemplated by any of the provision of this Lease, will be paid to tenant as a cost of the repair or rebuilding. The fees of such architect or engineer will be those customarily paid for comparable services.

     10.4. No Rent Abatement. Monthly rent and additional rent will not abate pending the repairs or rebuilding except to the extent to which Landlord receives a net sum as proceeds of any rent insurance.

     10.5. Damage During Last Two Years of Lease. If at any time during the last two years of the term (or any renewal term) the building is so damaged by fire or otherwise that the cost of restoration exceeds fifty percent (50%) of the replacement value of the building (exclusive of foundations) immediately prior to the damage, either Landlord or Tenant, may within thirty (30) days after such damage, given notice of its election to terminate this Lease and, subject to the further provisions of this Section, this Lease will case on the tenth (10th) day after the delivery of that notice. Monthly rent will be apportioned and paid to the time of termination. If this Lease is so terminated, Tenant will have no obligation to repair or rebuild, and the entire insurance proceeds will belong to the Landlord.

                                   ARTICLE XIV
                                 EMINENT DOMAIN

     11.1 Whole Premises. In the event that the whole of Demised Premises shall be taken under the power of eminent domain, this Lease shall thereupon terminate as of the date possession shall be so taken.

     11.2 Portion of Premises. In the event that a portion of the floor area of the Demised Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of
Tenant's business notwithstanding Tenant's performance or restoration as hereinafter provided, this Lease shall thereupon terminate as of the date possession of said portion is taken. In the event of any taking under the power of eminent domain which does not terminate this Lease as aforesaid, all of the provisions of this Lease shall remain in full force and effect, except that the Base rent shall be reduced in the same proportion that the amount of floor area of the Demised Premises taken bears to the total floor area of the Demised Premises immediately prior to such taking, and Landlord shall at Landlord's own cost and expense, restore such part of the Demised Premises as is not taken to as near its former condition as the circumstances will permit and Tenant shall do likewise with respect to all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of Tenant.

     11.3. Damages. All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Demised Premises, provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages to improvements made by Tenant with approval of Landlord during the term of this Lease and any extension thereof or for damages for cessation or interruption of Tenant's business.

     11.4. Rent Paid in Advance. If this Lease is terminated as provided in this Article, all rent shall be paid up to the date that possession is taken by public authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

     11.5 Voluntary Sales. A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purpose of this Article.

                                   ARTICLE XII
                        DEFAULT OF THE TENANT OR LANDLORD

                  12.1 Tenant Default. If Tenant: a) is in default in payment of rents for a period of ten (10) days, or (b) if Tenant shall default in the performance or observance of any other of the covenants, agreements, terms, provisions or conditions contained herein and on its part to be performed or observed and such default continues for thirty (30) days after written notice from the Landlord specifying such default and after exhaustion of any applicable cure periods and Tenant is not diligently prosecuting the cure thereof, or (c) if any assignment shall be made by Tenant for the benefit of creditors, or Tenant becomes involved in any proceedings as a debtor under the bankruptcy laws of the United States in effect at the time of default, or (d) if Tenant's leasehold interest shall be taken on execution, then and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any other breach of covenant, immediately or at any time thereafter and without prior demand or statutory notice to quit, commence an action of summary process to evict Tenant from the Demised Premises, without prejudice to any remedies which might otherwise be used for arrearages of rent or any other breaches of covenant. Notwithstanding the above, once during any 12 month interval, if Tenant does not pay monthly rent within such ten (10) day period, Landlord shall provide notice thereof and Tenant shall be permitted to cure such nonpayment default within seven (7) days of such notice. Tenant hereby waives the statutory notice to quit, and Tenant covenants and agrees that in the case of such termination, or termination under statute by reason of default on Tenant's part, Tenant will, at the election of the Landlord:

     12.1.1 Pay to Landlord in equal monthly installments, in advance, sums equal to the aggregate rent herein provided for or, if the Demised Premises have been relet, sums equal to the excess of the aggregate rent herein provided for over the sums actually received by Landlord.; or

     12.1.2 Indemnify Landlord against loss of the aggregate rent herein provided for from the time of such termination or from the time to which installments of liquidated damages shall have been paid to the expiration of the term hereof as above set forth. For the purpose of this Article, the phrase "aggregate rent", as used herein, shall include the annual base rent and all Additional Rents and charges payable hereunder, including interest, if any, and reasonable attorneys' fees incurred by Landlord in enforcing its rights hereunder. In the event of a default by the Tenant as above provided, if Landlord shall elect not to terminate this Lease, it may relet the Demised Premises or any part or parts thereof, either in the name of Landlord or Tenant, for a term or terms which may, at Landlord's option, extend beyond the balance of the term of this Lease, and Tenant agrees that in the event of such reletting Tenant shall pay Landlord any deficiency between the aggregate rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, as well as any expense incurred by Landlord in such reletting including, but not limited to, attorney's fees, broker's fees and expenses of remodeling and putting the Demised Premises in good order and preparing the same for re-letting. Such deficiency shall be paid in monthly installments upon statements rendered by the Landlord to the Tenant.

     12.2 Rights cumulative. Any and all rights and remedies which Landlord may have under this Lease and at law and in equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time or independently.

     12.3 Landlord Default. Landlord shall not be deemed in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default.

     12.4 Cost of Enforcement. Tenant agrees that Tenant shall be responsible for all reasonable costs and attorneys' fees incurred by Landlord in enforcing any provision of this Lease.

     12.5 Jury Trial Waiver. Tenant and Landlord hereby waive trial by jury on any and all claims arising out of this Lease.


                                  ARTICLE XIII
                                  HOLDING OVER

     13.1 General. If Tenant holds possession of the Demised Premises after the Expiration Date or any other termination of this Lease, Landlord shall have the option, exercisable in writing thirty (30) days after the date of termination as aforesaid, to treat Tenant as a Tenant at Sufferance, or as a tenant by the month. If Landlord fails to make such election, then the Tenant shall be deemed a tenant by the month, commencing with the first day after the termination of the Lease at 1.5 times the monthly base rent paid during the last month of the expired term together with Additional Rents and shall occupy subject to all other terms of this Lease, including the provision of this Section. Said holdover term shall terminate upon thirty (30) days' notice from one party to the other. Nothing contained herein shall be construed as a consent by Landlord to the occupancy or possession of the Demised Premises by Tenant after the termination of the Lease, and Landlord, upon said termination, if Landlord elects to treat Tenant as a Tenant at sufferance, shall be entitled to the benefit of all public, general or public laws relating to the speedy recovery of the possession of land and tenements held over by Tenant, whether now or hereafter in farce and effect.


                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

     14.1 Waiver. Failure of Landlord to notify Tenant of any act or omission on the part of the Tenant, no matter how long the same may continue shall not be deemed to be a waiver by Landlord of any of its rights hereunder No waiver by Landlord at any time, express or implied, of any breach of an provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or an other provision. If any action by Tenant shall require Landlord's consent o approval, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or an approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be deemed to be anything but payment on account; the acceptance by Landlord of a check for a lesser amount than due with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to receive the balance due or pursue any other remedy. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate, and cumulative and shall not be deemed inconsistent with each other and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

     14.2 Partial Invalidity. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     14.3 Covenant of Landlord. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

     14.4 Use of "Landlord" and "Tenant". All the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in each separate provision and Section hereof. The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons named herein as Landlord and Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. It is agreed that the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns; and the agreements and conditions in this Lease contained on the part of the Landlord to be performed and observed shall be binding upon Landlord and its successors and assigns and shall inure to the benefit of Tenant and its successors and assigns. Tenant agrees that at all times on and after the Lease Date of this Lease the sole liability for performance of all Landlord's obligations hereunder shall be that of the Landlord.

     14.5 Entire Agreement. This instrument contains the entire and only agreement between the parties with regard to the leased premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

     14.6 Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. The same shall be mailed to Tenant at the Demised Premises or to such other person or at such other address as Tenant may hereafter designate by written notice to Landlord; and the same shall be mailed to Landlord at:

         5850 T.G. Lee Boulevard
         Suite 535
         Orlando, Florida 32822

         with a copy to:

         Perry Douglas West Chartered
         Post Office Box 1656
         Cocoa, Florida  32923

or to such other person or at such other address as Landlord may hereafter designate in writing to Tenant.


By written notice to Tenant at:

                  7400 SR 46
         Mims, Florida 32754

or to such other person or at such other address as Tenant may hereafter designate in writing to Landlord.



     14.7 Access. Landlord shall have the right to enter the Demised Premises during Tenant's business hours upon reasonable notice to Tenant for the purpose of showing the Demised Premises to a prospective purchaser or tenant or to make repairs, or to remove any alteration, improvement or sign which is in violation of the provisions of this Lease. Such entry, to the extent possible, shall be accomplished with minimal interference with Tenant's business. In case of emergency, Landlord shall have the right to immediately enter the Demised Premises without prior notice. Tenant shall at all times provide Landlord with a key and appropriate security code for such access. Landlord will have the right to use any means Landlord may deem proper to open doors in the Demised Premises and to the Demised Premises in an emergency in order to enter the Demised Premises. No entry to the Demised Premises by Landlord by any means will be a forcible or unlawful entry into the Demised Premises or a detainer of the Demised Premises or an eviction, actual or constructive of Tenant from the Demised Premises, or any part of the Demised Premises, nor will any entry entitle Tenant to damages or abatement of rent or other charges which this Lease requires Tenant to pay.

     14.8 Liens. Tenant agrees immediately to discharge (either by payment or by the filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien against the Demised Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Demised Premises, or lodged for any other reason against the Demised Premises. Failure to discharge any such lien within fifteen (15) days from the date that Tenant receives written notice of such lien from Landlord shall be considered a default hereunder and Landlord shall have all rights upon default as are specified herein. Tenant acknowledges that Tenant is not an agent of the Landlord and Tenant has no authority to contract for labor, services, materials, supplies or equipment for Tenant's use in the Demised Premises as agent for Landlord.

     14.9 Broker. Tenant represents and warrants to Landlord that it has not authorized any broker, agent or finder to act on its behalf in respect of this Lease transaction, nor has it dealt with any broker purporting to be acting on behalf of the Landlord, except for the broker listed below (if any), and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any cost, expense, claims, liability or damage resulting from a breach of the representation and warranty herein contained. Landlord represents and warrants to Tenant that there is no broker which it has authorized to act on its behalf in respect to this Lease transaction, and Landlord hereby agrees to pay any and all commissions on this Lease, and any extensions, renewals or enlargements as the same may become due to said broker or its successors or assigns, and to indemnify and hold harmless Tenant from and against any cost, expense, claims, liability or damage resulting from a breach of the representation and warranty contained herein.

     14.10 Captions and Section Numbers. The captions, section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

     14.11 No Offer. The delivery of an unexecuted copy of this Lease shall not be deemed an offer. No rights are to be conferred upon any party until this Lease has been executed and delivered to each party.

     14.12 Effective Date. This Lease shall be effective only when it is signed by both the Landlord and Tenant. The Tenant's submission of a signed lease for review by the Landlord does not give the Tenant any interest, right, or option in the Demised Premises.

     17.15 Authority to Bind. Tenant hereby certifies that it is legally constituted, in good standing and authorized +to do business in Florida and that the person signing below has full authority to bind Tenant to all the responsibilities and liabilities herein.


          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate of the same tenor and date this 24th day of February 2005

Signed sealed and delivered                 LANDLORD:
in the presence of:

                                           ENVIROKARE COMPOSITE CORPORATION
------------------------


________________________                    BY:   George Kazantzis
                                            Its:  CEO


                                             ENANT

                                            LRM INDUSTRIES, LLC

------------------------


________________________                     BY:  John Verbicky
                                            Its:  CEO












STATE OF FLORIDA
COUNTY OF

On this _____ day of February, 2005, before me, the undersigned officer, personally appeared,_____________________________, who acknowledged himself to be the ________________ of ENVIROKARE COMPOSITE CORPORATION, a Delaware corporation, and that he is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as ______________. He presented Driver's license no. __________________as identification.

IN WITNESS WHEREOF, I hereunto set my hand.


                                           -------------------------------------
Notary Public State of Florida
                                                     My commission expires:




STATE OF FLORIDA
COUNTY OF

On this _____ day of February, 2005, before me, the undersigned officer, personally appeared,_____________________________, who acknowledged himself to be the ________________ of LRM INDUSTRIES, LLC a Delaware Limited Liability Company, and that he is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as Member. He presented Driver's license no. __________________as identification.

IN WITNESS WHEREOF, I hereunto set my hand.


                                           -------------------------------------
Notary Public State of Florida
                                                     My commission expires: